                                                                      EXHIBIT 21


                            PLANTRONICS SUBSIDIARIES




                            Emtel, S.A.

                            Frederick Electronics Corporation

                            Pacific Plantronics, Inc.

                            Plamex, S.A. de C.V.

                            Plantronics A.G.

                            Plantronics Acoustics Italia, S.r.l.

                            Plantronics B.V.

                            Plantronics Canada Limited

                            Plantronics e-Commerce, Inc.

                            Plantronics France S.A.R.L.

                            Plantronics Futurecomms, Inc.

                            Plantronics GmbH

                            Plantronics Holdings Limited

                            Plantronics International do Brasil, Ltda.

                            Plantronics Japan Ltd.

                            Plantronics Limited

                            Plantronics Nordic AB

                            Plantronics Pty. Ltd.

                            Plantronics Singapore Pte. Ltd.

                            Plantronics Spain, S.L.

                            Plantronics Telecomunicacoes Ltda.